Exhibit 99.1
FENTURA FINANCIAL, INC.
P.O. BOX 725
FENTON, MI 48430-0725

Contact:	Ronald L. Justice
Fentura Financial, Inc.
(810) 714-3902

March 28, 2007
For Immediate Release
FENTURA FINANCIAL, INC. ANNOUNCES REPURCHASE PROGRAM
     Fenton, Michigan—March 28, 2007—Fentura Financial, Inc. (trading symbol: FETM), the holding company for The State Bank of Fenton, Michigan, Davison State Bank of Davison, Michigan, and West Michigan Community Bank of Hudsonville, Michigan, today announced that it is implementing a repurchase program whereby the Company may repurchase from time to time up to 50,000 of its outstanding shares of common stock in the open market or in privately negotiated transactions over the next twelve months. The Company currently has 2,162,107 outstanding shares of common stock.
     Donald L. Grill, President and CEO of the Company, stated that the repurchase program represents an attractive use of capital relative to other investment alternatives and benefits both the Company and the shareholders.
     Fentura is a bank holding company headquartered in Fenton, Michigan. Subsidiary banks include The State Bank headquartered in Fenton with offices serving Fenton, Linden, Holly, Grand Blanc and Brighton; Davison State Bank headquartered in Davison, Michigan with offices serving the Davison area; and West Michigan Community Bank headquartered in Hudsonville, Michigan with offices serving Hudsonville, Holland, Jenison, and Grandville. Fentura Financial, Inc. shares are traded over the counter under the FETM trading symbol.
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CAUTIONARY STATEMENT: This press release contains certain forward-looking statements that involve risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services pricing. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Further information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filing with the Securities and Exchange Commission.